Exhibit 10.10

Technological Services Agreement

On Horizontal Hydro Drilling for Coalbed Gas Wells

Project Title:	Technological Services for Horizontal Hydro Well Drilling

Party A:	Liaoning Ouyadongdi Coalbed Gas Technology Development Co. Ltd.

Party B:	Tianjin New Highland Science Development Co., Ltd.

Location of Agreement Signed:	Shenyang City, Liaoning Province

Date of Agreement Signed:	October 26, 2009

Party A:         Liaoning Ouyadongdi Coalbed Gas Technology Development Co. Ltd.

Party B:          Tianjin New Highland Science Development Co., Ltd.

This Agreement is made and signed into by and between Party A and Party B on the basis of equal status, volition, and friendly consultation, with regard to the technological services for horizontal hydro well drilling that Party B agrees to provide Party A, so as to clarify the rights and obligations for both parties, who shall execute the Agreement with full responsibility and credibility.

WHEREAS,

1              The Content and Scope of Technological Services

In accordance with the design principles and construction technological requirements specified by Party A, Party B shall fulfill the following:

1.1           Complete construction work regarding the horizontal hydro well drilling project.

1.2           Provide the tools, instruments, equipment, and facilities as required for the delivery of technological services for horizontal hydro well drilling; adjust, install and operate equipment and tools provided by Party B; dismantle, repair, and maintenan aforementioned equipment and tools so that the equipment and tools remain in good condition during the time of construction.

1.3           Complete the construction design plan for horizontal hydro well drilling, and produce plan modifications according to the actual conditions of on-site construction.

1.4           Submit to Party A necessary formal documents, including but not limited to the technological plan for horizontal hydro well drilling.

2              Term of Technological Services

2.1           The term of technological services pursuant to the provisions of this Agreement is two (2) years, starting from the date whereby this Agreement is signed into effect.

3              Responsibilities and Obligations of Party A

3.1           Party A shall provide the technological conditions as required for the delivery of technological services indicated in this Agreement, and ensure that the necessary equipment, downhole motors, and water jet units work properly, so as to facilitate Party B’s efforts to provide the technological services in accordance with the terms of this Agreement.

3.2           Party A shall submit to Party B requests for technological services, and accurately provide Party B with the geological design needed for the execution of this Agreement, including but not limited to the relevant data and documents of geological strata and wells.

3.3           Party A shall bear the responsibility of organizing the necessary well-repair team and well-survey team, provide necessary water sources and electricity, and cover all resulting costs. In the event that a negative pressure water jet is needed in order to improve the effectiveness of the existing water jet, Party A shall be responsible for providing air compressors, pump cars and other equipment that are necessary for the negative water jet to work properly. With regard to strata that contain H2S, Party A shall bear the responsibility of providing the necessary protective equipment and measures.

Party B shall not be held accountable for any accidents or construction delays due to the defects in quality involving the aforementioned supplementary services that Party A is required to provide.

3.4           Party A shall give Party B five (5) days advance notice of the on-site arrival date(s) of staff, equipment, and tools..

3.5           Party A shall facilitate Party B’s efforts to process road transportation procedures for the equipment, and the resultant costs shall be covered by Party B.

3.6           Party A shall review the construction design of the well in question submitted by Party B, verify the construction design plans modified onsite by Party B, special work plans, and written work instructions to be communicated downhole, and bear responsibility for all technological duties apart from the technological services already specified in this Agreement.

3.7           Party B shall cover the costs and expenses of board and communications for the fixed number of Party B’s formally employed staff, during the course of onsite construction.. Party A shall provide space necessary for the storage and maintenance of Party B’s equipment, while Party B shall bear the responsibility of covering the corresponding costs.

3.8           Party A has the right to check the credentials and work capabilities of Party B’s staff, and those staff members whose qualifications do not comply are required to be replaced within the limit of seven (7) days. Party B shall cover the resultant costs.

3.9           Party A has the right to check the quality and safety of the equipment and instruments that Party A has rented, and has the right to forbid the use of those equipment and instruments that do not comply with standards agreed upon mutually by both parties. Representatives from Party A have the right to check, at any time, whether engineers from Party B have complied with those duties.

3.10         Party A shall take part in sending onsite personnel to the hospital for emergency care, and the medical costs shall be covered by whoever is held accountable for the matter.

3.11         Party A may not force Party B to deliver equipment downhole or to conduct downhole construction work when the instruments and downhole equipment of Party B entail particular strata features.

3.12         In the case of abnormal situations downhole, Party A shall proactively coordinate with Party B in taking protective measures, and construction work may not be resumed until complications are resolved.

4              Responsibilities and Obligations of Party B

4.1           Party B shall provide this project with professional technicians who must have onsite construction work experience and competence regarding this technological services project.

4.2           Upon the reception of Party A’s notification, Party B shall organize and dispatch its staff, equipment, and instruments to the site as soon as possible.

4.3           Party B shall provide the specialized tools, drilling tools, instruments, and supplementary parts as required for the project, and bear responsibility for dismantling, maintaining, and repairing the aforementioned tools, instruments, and parts, so that they remain in good condition at any point in time.

4.4           Party B shall complete the construction design for the well in question in accordance with the technological requirements of Party A, as well as its geological design and engineering design. Party B shall provide the technological services for horizontal hydro well drilling on the basis of the construction design reviewed and approved by Party A.

4.5           Party B shall provide written documents describing the requirements, measures, drilling tool combinations for onsite construction work and the auxiliary work required of Party A.

The documents shall be sent to the team leader from Party A, who shall direct the work instructions to the well-repair team.

4.6           During the course of onsite construction work, construction workers from Party B shall negotiate construction measures with representatives from Party A according to actual construction conditions.

4.7           Party B shall abide by all the rules and regulations that Party A has made for living and production zones, and comply with Party A’s supervision.

4.8           Party B shall bear the responsibility of dispatching its employees to locations designated by Party A at the time and date designated by Party A.

4.9           Party B shall ensure that its employees follow the ethnic group-related laws, regulations, and policies in the area and respect the customs of the ethnic groups. Party B shall be held solely accountable for the legal and economic results due to noncompliance.

4.10         Party B shall be held legally and economically accountable for the causalities arising from accidents for which Party B is held accountable, unless whoever else shall be responsible for the causalities where Party B is not at fault.

4.11         During the course of construction work, Party B shall bear the responsibility of covering the costs of scrapping, damage, drill-burying, drill-sticking, and other defects in its instruments, tools, and equipment, if such is due to its own fault; if not, whoever responsible shall compensate the economic losses.

4.12         Party B shall strictly follow relevant national requirements for production safety as well as industry-wide specifications. Party B shall be solely and totally responsible for accidents if they are of its own fault. If not, whoever caused the accidents shall bear full liability.

4.13         Party B shall strictly follow national requirements for environmental protection as well as industry-wide specifications in this regard. Party B shall be solely and totally responsible for accidents of environmental destruction and pollution if they are of its own fault. If not, whoever caused the harm shall bear full liability.

4.14         If accidents are caused by unbalancing, Party A shall bear full liability.

5              Work Relationship Between Party A and Party B

5.1           In accordance with the Agreement, Party B shall fully provide services for the construction, while Party A shall require its well-repair team to actively coordinate with Party B. The two parties shall support and assist each other so as to ensure the successful completion of the construction work under this Agreement

5.2           Party A has the right to check, at any point of time, the status in which Party B delivers its technological services according to the provisions of this Agreement, so as to verify whether Party B’s construction plan complies with the terms under the provisions of this Agreement.

5.3           As long as the construction plan proposed by Party B is reasonable and feasible, it is proper for Party A to send it to the work units as instructions. In the event that representatives from Party A raise disputes regarding the construction plan, the written instructions of Party A shall be regarded as the official instructions.

6              Costs, Billing Settlement, and Project Acceptance

6.1           When the actual drilling footage is less than the designed footage, the calculation of drilling costs shall be based on the footage actually completed, at the rate 900 RMB/meter; when the actual footage exceeds the designed footage, the drilling costs shall be based on the design footage, at the rate of 900 RMB/meter.

6.2           In the event that, where it is the fault of Party B, the actual effective footage is insufficient to the extent that the volume of controlled gas resources is reduced (disregarding reduction due to factors of geological strata), Party B shall voluntarily take remedial measures for additional water jet drilling.

6.3           Payment method: Within ninety (90) days after completing verification of the monthly work load, Party A shall make payments to Party B for its services based on the work load of the corresponding period.

6.4           If construction cannot be completed as designed due to geological reasons, the parties agree to the early termination of the construction work on horizontal hydro well drilling. The payments for drilling work shall be based in the actual production volume.

6.5           If Party A decides to make changes or adjustments to the construction design according to the actual conditions of onsite construction, it shall cover the resultant costs.

6.6           Upon the completion of construction for each well, Party A shall make verifications according to construction design, in which process Party B shall provide the necessary facilitation. Verification shall be completed within five (5) days after Party B completes its work. If Party A fails to complete verification, without any justifiable reasons, within ten (10) days after the completion of construction by Party B, it shall be automatically designated that the work in question passes verification. If the work does not pass verification according to the construction design, Party B shall immediately make corrections, and shall cover all costs during the course of correction. After correction, Party A shall conduct verification in the same manner as previously applied. After successful verification, Party A’s signature shall be required for confirmation.

7              Force Majeure and Exemption from Liabilities

7.1           In the event that this Agreement cannot be executed or continue to be executed due to force majeure (such as floods and earthquakes), both parties shall not be held liable for breach of agreement. Unless predicted and/or protected under the terms of this Agreement between the parties, they shall not bear any liabilities for the economic losses arising from uncontrollable and/or unpredictable natural disasters. After force majeure ceases, the parties shall negotiate whether or not to continue to execute the terms of this Agreement.

7.2           If, during the course of construction, construction is discontinued due to the fault of or force majeure, including but not limited to geological factors, strata structural factors, and natural disasters, Party B shall not bear any liabilities for the direct or indirect losses caused to Party A. Discontinuation of construction due to such reasons shall not exempt Party A from its obligations to make payments to Party B for the portion of construction already completed.

8              Early Termination or Suspension

8.1           Each party has the right of early termination or suspension of the Agreement due to serious faults of the other party.

8.2           If Party A proposes early termination of the Agreement due to such reasons as change of plans, it shall make payments to Party B for its services on the basis of the actual volume of production

8.3           If, during the course of construction, construction is discontinued due to the fault of Party A or force majeure, including but not limited to geological factors, strata structural factors, and natural disasters, both parties agree to the early termination of the Agreement.

9              Settlement of Disputes

9.1           If disputes arise during the course of executing the Agreement, both parties shall prioritize friendly negotiations as the form of dispute settlement. If negotiation fails, the parties shall appeal to the People’s Court of Law in the jurisdiction of the location where the Agreement is signed into effect.

10            Miscellaneous

10.1         During the course of executing the Agreement, if significant technological problems or matters not mentioned herein are encountered during construction, the parties, through negotiation, may make changes to part of the provisions herein and/or sign supplementary contracts. Changes to the Agreement shall be presented in written form and signed into effect by and between both parties, stamped with seals.

10.2         In light of the fact that the equipment for horizontal hydro drilling is designed for oil layer wells instead of coal layer construction, as is the case with this project, both parties shall actively communicate and cooperate with each other where construction problems occur, so as to jointly fulfill the mission of coalbed gas development. If geological traits of the coalbed turn out to be less than ideal, both parties shall try to complete the construction through joint efforts. If construction cannot be completed as ideally designed due to recognized factors of coalbed traits, both parties agree to exempt each other from any liabilities.

10.3         Notifications, reports, and correspondences needed for the execution of this project shall be delivered in written form to the locations that designated by each party.

10.4         The Agreement enters into effect as of the date of both parties’ signatures and ends as all the terms herein are settled.

10.5         The Agreement is signed in four (4) originals, with each party holding two (2) originals.

Party A:	Liaoning Ouyadongdi Coalbed Gas Technology Development Co. Ltd.

Seal:

Signature:

Date:

Party B:	Tianjin New Highland Science Development Co., Ltd.

Seal:

Signature:

Date: